                                                          Exhibit 99.B(K)(vi)(a)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                            SHAREHOLDER SERVICE PLAN

                                       FOR

                             ING SENIOR INCOME FUND

                                 CLASS Q SHARES

NAME OF FUND                                   MAXIMUM SERVICE FEES
------------                                   --------------------
                                   (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING Senior Income Fund                                  0.25%